Exhibit (d)(13)

UNICREDIT CORPORATE BANKING S.P.A.
FILIALE DI CASALECCHIO DI RENO (BO)
Via Guglielmo Marconi n. 34/2
40033 CASALECCHIO DI RENO (BO)

Bologna, 25 May 2009

Dear Sirs,

We refer to the amendment agreement, bearing as certified date April 30, 2009, to the credit line agreement dated 3 October 2007 entered into between UniCredit Corporate Banking S.p.A. (“UniCredit”) and KEMET Corporation (“Kemet”) on April 30, 2009 (the “Amendment Agreement”).

Terms defined under the Amendment Agreement shall have the same meaning when used in this letter unless otherwise defined herein.

As you know, under paragraph 1.2 of Clause 1 (Recitals and definitions) of the Amendment Agreement the term “Effective Date” is defined as follows:

““Effective Date” means the date on which the conditions precedent listed under Clause 3 (Conditions Precedent) are satisfied. It is understood that the Conditions Precedent shall be satisfied not later than 1st June 2009 and that in lack of such event this Amendment Agreement shall be automatically terminated.”

As already anticipated the Parties acknowledge that a clerical mistake has been made in drafting the definition of Effective Date since the date within which the Conditions Precedent need to be satisfied has been improperly indicated as 1st June 2009 in lieu of 10 June 2009.

In light of the above, the Parties hereby agree to rectify the definition of “Effective Date” as follows:

“Effective Date” means the date on which the conditions precedent listed under Clause 3 (Conditions Precedent) are satisfied. It is understood that the Conditions Precedent shall be satisfied not later than 10 June 2009 and that in lack of such event this Amendment Agreement shall be automatically terminated.

The rectification made by means of this letter to the Amendment Agreement are deemed to be incorporated in the Amendment Agreement.

The provisions of the Amendment Agreement not amended by means of this letter shall remain in full force and effect as originally agreed.

The Parties hereby expressly acknowledge and agree that the rectification made to the Amendment Agreement by means of this letter constitute ancillary (accessorie) and not substantial (sostanziali) amendments, and shall not novate any of the obligations set forth under the Amendment Agreement.

The Parties agree that this letter is a Finance Document.

This letter is governed by Italian law and shall be interpreted in accordance with Italian law.

KEMET Corporation 2835 Kemet Way, Simpsonville, South Carolina 29681 P.O. Box 5928, Greenville, South Carolina 29606 U.S.A. Tel: 864.963.6300 Fax: 864.963-6306

Any dispute arising with respect to the validity and/or effectiveness and/or the performance of this letter shall be submitted to the exclusive jurisdiction of the Courts of Verona, without prejudice to the mandatory provisions set out in the Italian Civil Procedural Code.

If you agree to the above, please return the same text of this letter reproduced in your letterhead and dated, initialled on each page and duly signed by you in sign of your confirmation and unconditional and irrevocable acceptance.

Best regards,

KEMET Corporation

/s/ Marco Uberti

Name:	MARCO UBERTI

Title:	P.O.A. APRIL 23, 2009

Kemet Corporation

2835 Kemet Way

Simpsonville, South Carolina 29681
United States of America

Dear Sirs,

We have today received your letter dated 25 May 2009, which we have reproduced in its entirety and have signed same by way of our unconditional and irrevocable acceptance.

*****

“UniCredit Corporate Banking S.p.A.

Filiale di Casalecchio di Reno (BO)

Via Guglielmo Marconi n. 34/2

Casalecchio di Reno (BO)

Bologna, 25 May 2009

Dear Sirs,

We refer to the amendment agreement, bearing as certified date Apri130, 2009, to the credit line agreement dated 3 October 2007 entered into between UniCredit Corporate Banking S.p.A. (“UniCredit”) and KEMET Corporation (“Kemet”) on April 30, 2009 (the “Amendment Agreement”).

Terms defined under the Amendment Agreement shall have the same meaning when used in this letter unless otherwise defined herein.

As you know, under paragraph 1.2 of Clause 1 (Recitals and definitions) of the Amendment Agreement the term “Effective Date” is defined as follows:

““Effective Date” means the date on which the conditions precedent listed under Clause 3 (Conditions Precedent) are satisfied. It is understood that the Conditions Precedent shall be satisfied not later than 1st June 2009 and that in lack of such event this Amendment Agreement shall be automatically terminated.”

As already anticipated the Parties acknowledge that a clerical mistake has been made in drafting the definition of Effective Date since the date within which the Conditions Precedent need to be satisfied has been improperly indicated as 1st June 2009 in lieu of 10 June 2009.

In light of the above, the Parties hereby agree to rectify the definition of “Effective Date” as follows:

UniCredit Corporate Banking S.p.A.

“Effective Date” means the date on which the conditions precedent listed under Clause 3 (Conditions Precedent) are satisfied. It is understood that the Conditions Precedent shall be satisfied not later than 10 June 2009 and that in lack of such event this Amendment Agreement shall be automatically terminated.

The rectification made by means of this letter to the Amendment Agreement are deemed to be incorporated in the Amendment Agreement.

The provisions of the Amendment Agreement not amended by means of this letter shall remain in full force and effect as originally agreed.

The Parties hereby expressly acknowledge and agree that the rectification made to the Amendment Agreement by means of this letter constitute ancillary (accessorie) and not substantial (sostanziali) amendments, and shall not novate any of the obligations set forth under the Amendment Agreement.

The Parties agree that this letter is a Finance Document.

This letter is governed by Italian law and shall be interpreted in accordance with Italian law.

Any dispute arising with respect to the validity and/or effectiveness and/or the performance of this letter shall be submitted to the exclusive jurisdiction of the Courts of Verona, without prejudice to the mandatory provisions set out in the Italian Civil Procedural Code.

If you agree to the above, please return the same text of this letter reproduced in your letterhead and dated, initialled on each page and duly signed by you in sign of your confirmation and unconditional and irrevocable acceptance.

Best regards,

KEMET Corporation

Name:

Title:”

***

Best Regards,

25 MAG, 2009

UniCredit Corporate Banking S.p.A.

/s/ Claudio Chiosi

Name:	CLAUDIO CHIOSI

Title:	QUADRO DIRETTIVO IV LIVELLO
RESPONSABILE Di FILIALE